AMDL Contact:
Kristine Szarkowitz
Director-Investor Relations
kszarkowitz@amdl.com
(Tel :) 206. 310.5323

FOR IMMEDIATE RELEASE

AMDL INC. CLOSES PRIVATE PLACEMENT OF CONVERTIBLE NOTES

TUSTIN, Calif., September 16, 2008/PRNewswire – (www.amdl.com) AMDL, Inc. (Amex: ADL — News), a vertically integrated pharmaceutical company with major operations in China and the US, announced today the successful closing and terms of a $2,510,000 private placement offering of 10% convertible notes. The placement agents for the offering were Jesup & Lamont Securities Corporation and Dawson James Securities, Inc.

Mr. Gary Dreher, President and CEO of AMDL, Inc., said, “This financing strengthens our cash position and allows us to accelerate key business initiatives. We appreciate the financial support from our investors and their vote of confidence in AMDL’s China and US-led operations.”

AMDL sold $2,510,000 of 10% convertible notes at par value. The notes mature at the earlier of 12 months from the completion of a registered follow-on public offering or 24 months after issuance. The notes will be repaid either at maturity in cash equal to 150% of the principal amount of the notes plus an amount equivalent to 10% per annum interest, or upon forced mandatory conversion into shares of the Company’s common stock in the event of a public offering of at least $25 million in gross proceeds to AMDL. At any time after February 15, 2009, the holders of the notes have the right to convert the entire principal and interest due thereon into common stock of the Company. The conversion price will be at a discount of fifty percent (50%) to the: (i) price of the Company’s common stock on the closing of the public offering; or (ii) common stock on February 15, 2009; provided, however, in no event shall the conversion price be less than $1.20 per share. In the event of a voluntary conversion, the shares issued will not be registered. The shares issuable on conversion carry “piggy-back” registration rights should the Company file a registration statement subsequent to conversion.

In the event of a forced conversion into common shares in the public offering, note holders will be subject to a lock-up on any remaining shares not sold in the offering for 90 days after the public offering. Upon any conversion of the notes into common stock of the Company, the Company shall also issue warrants to purchase common stock to the converting investors in the amount equal to 50% of the number of shares of common stock into which their notes were converted. Warrants shall have a term of five years from the date of issuance and shall be exercisable at a price equal to 120% of the closing price of the Company’s common stock on the date of conversion; provided however, in no event shall the exercise price of the warrants be less than 120% of the five day volume average weighted price (VWAP) of the Company’s common stock the on closing date of the debt offering.

The placement agents received cash commissions of $251,000, representing 10% of the principal amount of the notes purchased, $62,750 in non-accountable expenses and due diligence fees (21/2% of the principal amount of the notes purchased), and five year warrants to purchase a maximum of 209,167 shares of the Company’s common stock (which number will be adjusted and reduced when the initial conversion price of the notes is determined) exercisable at $2.69 per share, representing a price equal to 115% of the five day VWAP of the common stock of the Company up to the closing.

AMDL structured the debt financing so the conversion price will be determined at or about the same time as an anticipated 1st quarter 2009 “at market” public offering. Prior to this event, the Company expects to meet certain milestones that it believes will positively impact the conversion price. Specifically, AMDL intends to a secure new comprehensive credit facility in China. The credit facility is anticipated to include collateralized mortgage financing, construction financing, as well as lines of credit for accounts payable and research and development. AMDL intends to use proceeds from these financings for, among other things, the release of new pharmaceutical products in the China market; to advance business development efforts for the recently FDA-approved DR-70® ELISA cancer monitoring test; accelerate the product development pipeline for leading products that include Goodnak®, the MyHPV Chip Test Kit®, and Domperidone; and to fund AMDL’s other general working capital needs in China and the US. No assurances can be given that these milestones can be achieved or what the timing thereof will be.

This press release does not constitute an offer or solicitation to sell or purchase any of the Company’s securities. Any of the Company’s securities offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless registered under the Securities Act upon applicable exemptions from registration under the Securities Act.

About AMDL:

Headquartered in Tustin, CA with operations in Shenzhen, Jiangxi, and Jilin, China, AMDL, Inc., along with its subsidiary Jade Pharmaceutical Inc. (JPI), is a vertically integrated bio-pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, pharmaceutical, nutritional supplement, and cosmetic products. The Company employs approximately 320 people in the U.S. and China.

Forward Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this document include certain predictions and projections that may be considered forward- looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of our China-based subsidiaries, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to AMDL Inc., except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.